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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 28, 2023
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AIR T, INC.
(Exact Name of Registrant as Specified in Charter)
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Delaware	001-35476	52-1206400
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5930 Balsom Ridge Road
Denver, North Carolina 28037
(Address of Principal Executive Offices, and Zip Code)

________________(828) 464-8741__________________
Registrant’s Telephone Number, Including Area Code

 Not applicable___
(Former Name or Former Address, if Changed Since Last Report)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AIRT	NASDAQ Global Market
Alpha Income Preferred Securities (also referred to as 8% Cumulative Capital Securities) (“AIP”)	AIRTP	NASDAQ Global Market
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

☐	Emerging growth company
☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01    Entry into a Material Definitive Agreement.

On March 28, 2023, Air T, Inc., a Delaware corporation (the “Company” or “Air T”) announced its plan to conduct an exchange offer for up to a maximum of 138,000 shares of Company common stock, $0.25 par value per share (“Shares”). Air T shareholders will be offered the right to exchange Shares for consideration consisting of shares of Air T Funding’s Alpha Income Trust Preferred Securities (also referred to as the 8.0% Cumulative Capital Securities), par value $25.00 per share (the “TruPs” or, individually each a “TruP”) (the “Exchange Offer”). The TruPs are listed on the NASDAQ Global Market under the symbol “AIRTP.”

Air T’s Board of Directors (the “Board”) authorized the Exchange Offer on March 15, 2023. The Exchange Offer is expected to commence the week of April 3, 2023, or as soon thereafter as practicable. The expiration date of the Exchange Offer is anticipated to be July 6, 2023.

Information on the Exchange Offer and “Modified Dutch Auction” Procedure

The Company expects to conduct the Exchange Offer through a procedure called a “Modified Dutch Auction.” For a common shareholder choosing to participate in the Exchange Offer, this procedure allows the shareholder to select a number of TruPs, within a set range, at which they are willing to exchange their Shares. The proposed range for the Exchange Offer is expected to be 1.05 TruPs to 1.40 TruPs per share of Air T common stock. After all tendering shareholders indicate their respective number of TruPs, the Company will issue the lowest number of TruPs indicated that will permit the Company to purchase as many Shares as possible, up to the maximum of 193,200 TruPs.

For example, the lowest number of TruPs that would be issued in the Exchange Offer, if fully subscribed, would be 144,900 TruPs. Conversely, the highest number of TruPs that would be issued in the Exchange Offer, if fully subscribed, would be 193,200 TruPs. The maximum number of Shares to be acquired will be 138,000, regardless of the actual number of TruPs issued.

The Company will acquire all Shares at the same exchange ratio, as required by Exchange Act rules; however, the Exchange Offer is conditioned on, among other things, shareholders validly tendering (and not properly withdrawing) at least 25,000 Shares, regardless of the number of TruPs issued, prior to the Exchange Offer’s expiration date. The Exchange Offer will only be made to Air T’s current shareholders.

Additional information about the Exchange Offer will be available at www.sec.gov and will be mailed to shareholders on or about April 6, 2023.

Item 7.01    Regulation FD Disclosure.

On March 28, 2023, the Company issued a press release (the “Press Release”) announcing the Exchange Offer for up to 138,000 Common Shares in exchange for Air T Funding’s Alpha Income Trust Preferred Securities (also referred to as the 8.0% Cumulative Capital Securities). A copy of the Press Release dated March 28, 2023 is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

The information contained in Item 7.01 to this Current Report on Form 8-K (including Exhibit 99.1) is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section. The information in this Current Report on Form 8-K under Item 7.01 (including Exhibit 99.1) shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01    Financial Statements and Exhibits

99.1	Press Release dated March 28, 2023
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 28, 2023

AIR T, INC.

By: /s/ Brian Ochocki
Brian Ochocki, Chief Financial Officer